Exhibit 3.11

Doc 9 Exhibit 3.10 KRIS W.KOBACH Memorial Hall, 1st Floor Secretary of State 120 S.W. 10th Avenue Topeka, KS 66612-1594 (785) 296-4564 State of Kansas Limited Liability Company Articles of Organization Date: 01/19/2015 RE: WFM Kansas, LLC Business Entity ID Number: 7859572 Dear Business Customer: Congratulations on filing the Limited Liability Company Articles of Organization. Your business is now qualified with the Kansas Secretary of State. Every Kansas limited liability company must file an annual report each year and pay a filing fee. The annual report and fees are due together on the 15th day of the 4th month after the last day of the entity's tax year end. Example: If you have a tax year end of December, the annual report will be due every April 15th. An annual report is not required if the Kansas limited liability company has not been qualified for six months prior to its first tax year end. You may save nine percent by filing the annual report online at http://www.sos.ks.gov. You may view the status and general information for your business, as well as obtain certificates or letters of good standing by visiting http://www.sos.ks.gov. Sincerely, Kris W. Kobach Kansas Secretary of State Kansas Secretary of State Memorial Hall, 1st floor - 120 SW 10th Ave. - Topeka, Kansas 66612-1594 phone: (785) 296-4564 - email: kssos@sos.ks.gov - url: http://www.sos.ks.gov/

Limited Liability Company Articles of Organization  The name of the Limited Liability Company:  WFM Kansas, LLC  File date: 01/19/2015 File time: 17:05:13 Business Entity ID Number: 7859572  Registered Office in Kansas:  • 112 SW 7th Street  • Suite 3C • Topeka, Kansas • 66603  Name of the resident agent at the registered office: The Corporation Company, Inc.  Mailing address for official mail:  • Jacob Creswell • 550 Bowie Street • Austin, TX • 78703 USA  Name of the organizer(s): Pamela M. Etie  I/We declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct.  Execution date: 01/19/2015  The signature(s) of the organizer(s):  Pamela M. Etie Pamela M. Etie   I, Kris W. Kobach, Secretary of State of Kansas, do hereby certify that this is the true and correct copy of the original document filed electronically on 01/19/2015.  Kris W. Kobach   Kansas Secretary of State Memorial Hall, 1st floor - 120 SW 10th Ave. - Topeka, Kansas 66612-1594 phone: (785) 296-4564 - email: kssos@sos.ks.gov - url: http://www.sos.ks.gov/